UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 2, 2012

The Interpublic Group of Companies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-6686	13-1024020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1114 Avenue of the Americas, New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-704-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 2, 2012, the Interpublic Group of Companies, Inc. (the “Company”) completed its offering of $250 million aggregate principal amount of its 4.00% Senior Notes due 2022 (the “Notes”) and, in connection with the issuance of the Notes, entered into an indenture, dated as of March 2, 2012, with U.S. Bank National Association, as trustee (the “Trustee”) (the “Base Indenture”), which is filed as Exhibit 4.1 hereto, and a supplemental indenture, dated as of March 2, 2012, between the Company and the Trustee (the “Supplemental Indenture,” and, together with the Base Indenture, the “Indenture”), which is filed as Exhibit 4.2 hereto.

The Notes are unsecured senior obligations of the Company, rank senior in right of payment to all existing and future indebtedness that is, by its terms, expressly subordinated in right of payment to the Notes and equally in right of payment with all other unsecured senior indebtedness of the Company. The Notes mature on March 15, 2022, and bear interest at an annual rate of 4.00%, payable semi-annually on March 15 and September 15 of each year, commencing September 15, 2012.

The Notes are not entitled to any mandatory redemption or sinking fund payments. At any time or from time to time, the Notes are redeemable at the Company’s option, as a whole or in part, on at least 30 days’, but not more than 60 days’, prior notice to holders at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments on such Notes discounted to the date of redemption at a rate equal to the sum of the applicable rate on U.S. Treasury securities specified in the Supplemental Indenture, plus 35 basis points, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

Upon the occurrence of a change of control repurchase event (defined and described more fully in the Supplemental Indenture to mean certain changes in control of the Company that result in negative rating repercussions), the holders of the Notes will have the right to require the Company to purchase their Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the date of repurchase, unless the Company has exercised its option to redeem the Notes.

In the case of an event of default arising from certain events of bankruptcy or insolvency with respect to the Company or certain of its majority-owned subsidiaries, all outstanding Notes will become due and payable immediately. If any other event of default specified in the Indenture occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes may declare the principal of all Notes immediately due and payable.

The Indenture contains certain limitations on the ability of the Company and certain majority-owned subsidiaries to grant liens without equally securing the Notes, or to enter into certain sale and lease-back transactions. These covenants are subject to a number of important exceptions and limitations, as further described in the Base Indenture.

The foregoing description of the Notes, Base Indenture and the Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to such documents.

Item 2.03. Creation of Direct Financial Obligation.

The Company issued $250 million aggregate principal amount of the Notes, which are governed by the Indenture, in an underwritten public offering on March 2, 2012.

Additional information included in Item 1.01 above regarding the Notes is incorporated by reference into this Item 2.03, and the foregoing description of the Notes is qualified in its entirety by reference to the Indenture and the form of Global Note, which is included as part of Exhibit 4.1 filed herewith.

Item 9.01	Financial Statements and Exhibits.

Exhibit 4.1	Senior Debt Indenture between the Company and U.S. Bank National Association, as Trustee, dated as of March 2, 2012.

Exhibit 4.2	First Supplemental Indenture between the Company and U.S. Bank National Association, as Trustee, dated as of March 2, 2012.

Exhibit 4.3	Form of Global Note 4.00% Senior Note due 2022 (included as part of Exhibit 4.2).

Exhibit 5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP.

Exhibit 5.2	Consent of Cleary Gottlieb Steen & Hamilton LLP (included as part of Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE INTERPUBLIC GROUP OF COMPANIES, INC.

Date: March 2, 2012	By:	/S/ NICHOLAS J. CAMERA
		Name:	Nicholas J. Camera
		Title:	Senior Vice President, General Counsel and Secretary

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